Exhibit C
                                CSW Energy, Inc.
                        Consolidated Statement of Income
                 For the Twelve Months ended December 31, 1998
                                  (Unaudited)
                                    ($000's)


OPERATING REVENUE
   Equity in income from energy projects                      $14,344
   Elecricity and Thermal Revenues                            109,036
   Operation and maintenance services                           6,635
   Other                                                       11,580
                                                             _________
         Total operating Revenue                              141,595

OPERATING EXPENSES
   Salaries, wages, and benefits                                9,249
   Fuel expense                                                68,107
   Operation and maintenance services                          31,165
   General and administrative                                  20,350
                                                             _________
         Total operating expenses                             128,871
                                                             _________

Income from Operations                                         12,724

OTHER INCOME (EXPENSE)
   Interest income                                             41,877
   Interest expense                                           (49,754)
   Other, net                                                   2,994
                                                             __________
         Total other income (expense)                          (4,883)
                                                             __________
INCOME BEFORE INCOME TAXES                                      7,841

PROVISION FOR INCOME TAXES                                      5,182
                                                             ==========
         Net income (loss)                                    $ 2,659
                                                             ==========